UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________

date of Report (Date of earliest event reported): June 19, 2012

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 12, 2012, a purported class action lawsuit was filed in the U.S. District Court for the Central District of California against ChinaCast Education Corporation (the “Company”), former chairman and chief executive officer Ron Chan Tze Ngon and former chief financial officer Antonio Sena (Nakash v. Chinacast Education Corp., et al., Case No. 2:12-cv-05107).

The complaint alleges that the defendants made false and misleading statements or failed to disclose material adverse facts about the Company’s business, operations and prospects during the period from February 14, 2011, to April 2, 2012, in violation of the Securities Exchange Act of 1934. Specifically, the complaint alleges, among other things, that the Company made false and misleading statements regarding and/or failed to disclose (i) transfers from the bank accounts of two of its subsidiaries, (ii) transfers of private colleges and other assets, (ii) related party transactions, (iv) loans secured to third parties, and (v) deficiencies in its internal controls. The complaint seeks unspecified damages, interest, attorneys’ and experts’ fees and other costs.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Doug Woodrum Chief Financial Officer

2